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                          PRESS RELEASE



FOR IMMEDIATE RELEASE:                            CONTACT:

VALHI, INC.                                       STEVEN L. WATSON
THREE LINCOLN CENTRE                                   VICE PRESIDENT
5430 LBJ FREEWAY                                  (972) 233-1700
DALLAS, TEXAS 75240-2697                          (972) 239-0142 (FAX)



                     VALHI DECLARES QUARTERLY DIVIDEND AND
                       HOLDS ANNUAL STOCKHOLDERS MEETING


     DALLAS, TEXAS . . . May 8, 1997 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on June 30, 1997 to stockholders of record at the close of business on June 20, 1997.

     Valhi also announced that five directors of the Company were elected for terms of one year at its annual stockholders meeting held today. The directors of the Company are: Norman S. Edelcup, Kenneth R. Ferris, Glenn R. Simmons, Harold C. Simmons and J. Walter Tucker, Jr.

     Valhi is engaged in the chemicals, component products and waste management industries.
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